Exhibit 4.1

INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)

PENN WEST PETROLEUM LTD.

NUMBER

GC3053192

SHARES

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THIS CERTIFIES THAT

* SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 *

** SPECIMEN **

is the registered holder of

* SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD. * PENN WEST PETROLEUM LTD. * SPECIMEN * GC3053192 * CA7078871059 * OFULLY PAID AND NON-ASSES

ISIN: CA7078871059

CUSIP: 707887105

FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF PENN WEST PETROLEUM LTD.

Subject to the Articles and Bylaws of the Corporation, transferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER & EXECUTIVE VICE PRESIDENT

DATED: DECEMBER 10, 2010

COUNTERSIGNED AND REGISTERED CIBC MELLON TRUST COMPANY REGISTRAR AND TRANSFER AGENT

BY SPECIMEN

AUTHORIZED OFFICER

CALGARY

TORONTO

MELLON, NEW JERSEY

The shares represented by this certificate are transferable at the offices of CIBC Mellon Trust Company in Calgary, Alberta and Toronto, Ontario and at the offices of Mellon Investor Services LLC in Jersey City, N.J. U.S.A.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

3053192

Printed by DATA BUSINESS FORMS

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. PAPEIR FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

THE CLASS OF SHARES REPRESENTED BY THIS CERTIFICATE HAS RIGHTS, PRIVILEGES, RESTRICTIONS OR CONDITIONS ATTACHED TO IT. THE CORPORATION WILL FURNISH TO SHAREHOLDERS, ON DEMAND AND WITHOUT CHARGE, A FULL COPY OF THE TEXT OF THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED TO EACH CLASS AUTHORIZED TO BE ISSUED AND TO EACH SERIES INSOFAR AS THE SAME HAVE BEEN FIXED BY THE DIRECTORS, AND THE AUTHORITY OF THE DIRECTORS TO FIX THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF SUBSEQUENT SERIES.

3053192

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Print name(s) of person(s) to whom the securities are being transferred and the address for the register) (number of shares if blank, deemed to be all) shares of the Company represented by this certificate, and hereby irrevocably constitutes and appoints the attorney of the undersigned to transfer the said securities with full power of substitution in this matter.

Dated

Signature Guarantee(s)* Transferor(s) Signature(s)*

(the transfer cannot be processed without acceptable guarantees of all signatures)

*For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes. In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).